Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Announces Second Quarter 2014 Earnings Conference Call
MIDLAND, MI, July 17, 2014 -- -- Chemical Financial Corporation (NASDAQ:CHFC) will announce its second quarter 2014 results before the stock market opens on Wednesday, July 23, 2014.
Chemical Financial Corporation will host a conference call to discuss these results on Wednesday, July 23, 2014 at 11:00 a.m. EDT. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-389-5997 and entering 5007788 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through a single subsidiary bank, Chemical Bank, with 157 banking offices spread over 38 counties in the lower peninsula of Michigan. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

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